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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT



The Registrant has the following wholly owned subsidiaries which do business under their respective legal names:

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NAME                                                 PLACE OF INCORPORATION
----                                                 ----------------------
WD-40 Manufacturing Company                          California, USA

WD-40 Products (Canada) Ltd.                         Ontario, Canada

WD-40 Company Limited                                London, England

WD-40 Company (Australia) Pty. Limited               New South Wales, Australia


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